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                                                                    EXHIBIT 99.1

[US Unwired Letterhead]
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Contact: Ed Moise, Investor Relations
         (337) 310-3500

                US UNWIRED TO BEGIN TRADING ON OTC BULLETIN BOARD

LAKE CHARLES, LA (May 7, 2003)--US Unwired Inc. (Nasdaq/NM:UNWR), a PCS Affiliate of Sprint (NYSE:FON, PCS), today reported that, following a hearing on May 1, 2003, a Nasdaq Listing Qualifications Panel has determined that the Company does not satisfy the requirements for continued listing on the Nasdaq National Market. As previously announced, the Nasdaq staff had determined that the Company did not comply with Nasdaq's minimum $1.00 bid price per share and minimum $10 million in stockholders' equity requirements for continued listing on The Nasdaq National Market.

Accordingly, the panel determined to delist the Company's securities from the Nasdaq National Market effective at the open of business tomorrow, May 8, 2003. The Company expects its common stock will begin trading on the OTC Bulletin Board under the same symbol "UNWR" at that time.

"We are pleased that we can continue to provide a robust trading forum for our stock. Daily closing price quotations on US Unwired shares will be available to investors through brokerage terminals, most popular Web sites and the OTC Bulletin Board site, www.otcbb.com," said Robert Piper, US Unwired's President and Chief Executive Officer.

About US Unwired

US Unwired Inc., headquartered in Lake Charles, La., holds direct or indirect ownership interests in five PCS Affiliates of Sprint: Louisiana Unwired, Texas Unwired, Georgia PCS, IWO Holdings and Gulf Coast Wireless. Through Louisiana Unwired, Texas Unwired, Georgia PCS and IWO Holdings, US Unwired is authorized to build, operate and manage wireless mobility communications network products and services under the Sprint brand name in 67 markets, currently serving over 500,000 PCS customers. US Unwired's PCS territory includes portions of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi, Oklahoma, Tennessee, Texas, Massachusetts, New Hampshire, New York, Pennsylvania, and Vermont. In addition, US Unwired provides cellular and paging service in southwest Louisiana. For more information on US Unwired and its products and services, visit the company's web site at http://www.usunwired.com. US Unwired will trade on the NASDAQ National Market under the symbol "UNWR" through May 7, 2003 and thereafter on the OTC Bulletin Board under the same symbol.

About Sprint

Sprint operates the largest, 100-percent -digital, nationwide PCS wireless network in the United States, already serving more than 4,000 cities and communities across the country. Sprint has licensed PCS coverage of more than 280 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. In August 2002, Sprint became the first wireless carrier in the country to launch next generation services nationwide delivering faster speeds and advanced applications on Vision-enabled Phones and devices. For more information on products and services, visit www.sprint.com/mr. PCS is a wholly owned tracking stock of Sprint Corporation trading on the NYSE under the symbol "PCS." Sprint is a global communications company with approximately 72,000 employees worldwide and nearly $72 billion in annual revenues and is widely recognized for developing, engineering and deploying state-of-the art network technologies.

This press release may contain forward-looking statements. Forward-looking statements are statements about current and future business strategy, operations, capabilities, construction plan, construction schedule, financial projections, plans and objectives of management, expected actions of third parties and other matters. Forward-looking statements often include words like believes, belief, expects, plans, anticipates, intends, projects, estimates, may, might, would, or similar words. Forward-looking statements are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Since these forward looking statements are based on factors that involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such factors include: the competitiveness of and the financial impact of Sprint PCS pricing plans, products and services; the ability of Sprint PCS to provide back office, customer care and other services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established

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US Unwired to Trade on OTC Bulletin Board
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May 7, 2003

businesses; rapid technological and market change; risks related to future growth and expansion; the ability to successfully complete the build-out of the IWO Holdings' network; the potential need for additional capital; future losses; the significant level of indebtedness of the companies; and volatility of US Unwired's stock price. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this press release, please refer to Items 1 and 7 of US Unwired's Form 10-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission. US Unwired does not undertake to update or revise any forward-looking statement contained herein.

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